Exhibit 10.14

LICENSING PROCEEDS DISTRIBUTION AGREEMENT

This First Amended and Restated Licensing Proceeds Distribution Agreement (hereinafter Amended Agreement’), dated May 16, 2022, (“Restated Effective Date”), is made by and between GRDG Sciences, LLC (“GRDG”), a Florida company with a business address at 234 W. Central Ave., Winter Haven, Florida 33880, and collectively, Global BioLife Inc. (“Global”), Impact BioLife Sciences, Inc., to include Impact Biomedical Inc. (collectively, “Impact’’), each a Nevada corporation with a business address at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701. GRDG, Global and Impact are sometimes referred to herein as the ‘‘Parties” and individually referred to as “PARTY.”

RECITALS

WHEREAS, GRDG entered into a Licensing Proceeds Distribution Agreement with Global and Impact (“Original Agreement’) with an effective date of February 15, 2022 (“Original Effective Date”), the Original Agreement attached to this Amended Agreement as Attachment A;

WHEREAS, GRDG assigned certain patent rights to Global and Impact.

WHEREAS, Global is the assignee of certain patent rights identified on Exhibit A of the Original Agreement;

WHEREAS, Impact is the assignee of certain patent rights identified on Exhibit B of the Original Agreement;

and

WHEREAS, the Original Agreement created a venture between GRDG and Global and Impact;

WHEREAS, the Parties mutually wish to amend certain terms of the Original Agreement with those terms set forth in this Amended Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	DEFINITIONS

The following terms are hereby amended and restated as follows:

“Consulting Payments” has the meaning set forth in Section 3.3.

“Discoveries” means any invention created, made, actually reduced to practice, or developed by GRDG during the performance of a research project funded by Consulting Payments received by GRDG from Impact.

“Global Intellectual Property” means the intellectual property set forth on Exhibit A and any Improvements thereto.

“Impact Intellectual Property” means the intellectual property set forth on Exhibit B, any Improvements thereto, and New Intellectual Property funded by Impact set forth in Section 8.3.

“Improvements,, shall mean (a) any and all continuing applications (including continuations, continuation-in-part and divisional applications) claiming priority to the patents or patent applications identified on Exhibit A of the Original Agreement, and foreign counterparts thereto, and (b) any and all continuing applications (including continuations, continuation-in-part and divisional applications) claiming priority to the patents or patent applications identified on Exhibit B as revised by this Amended Agreement, and any foreign counterparts thereto, and (c) any and all improvements to (a) or (b) made, actually reduced to practice, or developed funded by Consulting Payments received by GRDG from Impact.

“Term” means the period of time that commences on the Original Effective Date and continues until the earlier of (1) termination by any Party or (2) non-payment or non-acceptance of Consulting Payments for a period of 60 days.

2.	PURPOSE

The purpose of this Amended Agreement is to modify and amend the Original Agreement with respect to clarify the relationship between GRDG and Global and Impact, and the Intellectual Property assigned from GRDG to Global and Impact. Only the terms and provisions changed, revised or amended, relative to the Original Agreement are expressed in this Amended Agreement. In all other respects, the Original Agreement remains in full force and effect.

3.	CONSIDERATION

Section 3.3 of the Original Agreement is hereby amended and restated as follows:

3.3 Continuing Payments and Reports.. Impact hereby agrees to provide funding to GRDG for certain research projects in performance of this Amended Agreement (“Consulting Payments”). Consulting Payments shall be made approxnnately monthly and in amounts to be mutually agreed by the Parties. As of the effective date of this Agreement, Impact and GRDG have agreed to the amounts set forth on Exhibit C as the agreed upon Consulting Payments amount and allocation. GRDG shall provide periodic written reports (“Reports”) to Impact detailing GRDG research and development, and marketing efforts in connection with said research projects funded by Impact. For the avoidance of doubt, (a) the amount and continuance of Consulting Payments that are made to GRDG are at the sole and unfettered discretion of Impact, and (b) the acceptance of said Consulting Payments is at the sole discretion of GRDG.

4.	CONFIDENTIALITY

Sections 4.1 and 4.2 of the Original Agreement is hereby amended and restated as follows:

4.1.Duty to Hold in Confidence. Each Party (“Receiving Party”) agrees that it will preserve in strict confidence and secure against unauthorized use or disclosure any Confidential Information obtained from or with respect to the other Party (“Disclosing Party”). In preserving the Disclosing Party’s Confidential Information, Receiving Party will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of the Disclosing Party’s Confidential Information shall contain all confidential or proprietary legends that appear on the original. Receiving Party shall immediately notify the Disclosing Party in writing in the event of any loss or unauthorized disclosure or use of Confidential Information.

Receiving Party shall use the Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party’s obligations and exercising such Party’s rights under this Agreement.

4.2 Permitted Disclosures. Recipient shall permit access to Disclosing Party’s Confidential Information solely to its employees, agents, contractors, and business partners who (i) have a need to know such information; and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Except as permitted under this Agreement, Recipient shall not disclose or transfer any Confidential Information to any third party, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party’s obligations and exercising such Party’s rights under this Agreement.

5.	INTELLECTUAL PROPERTY

Section 8.2 of the Original Agreement is hereby amended and restated as follows:

8.2 Improvements by GRDG. It is agreed by the Parties that Improvements to Global Intellectual Property by GRDG during the Term of this Agreement shall be owned by Global, and Improvements by GROG during the Term of this Agreement to Impact Intellectual Property shall be owned by Impact. Further, it is agreed that all new Discoveries made or created by GRDG during the term of this agreement, funded by Impact, for and on behalf of Impact, shall be owned by Impact, unless the parties agree in writing to the contrary. The Parties represent and warrant to each other that each will execute any assignments or other documents necessary to establish ownership as set forth herein and at no cost.

Section 8.3 of the Original Agreement is hereby amended and restated as follows:

8.3 New Intellectual Property. All new intellectual property of any kind conceived, created, discovered, owned, made, reduced to practice, or otherwise developed by GRDG including but not limited to Improvements and Discoveries, that is disclosed in, described in, or relates to information in a Report, whether or not the subject of a patent application, shall be considered Intellectual Property under this Agreement and owned by Impact under the condition that it is substantially funded by Impact. All New Intellectual Property of any kind conceived, created, discovered, owned, made, reduced to practice, or otherwise developed by GROG including but not limited to Improvements and Discoveries funded by a separate third party, will belong to such funding entity.

6.	TERMINATION

Sections 9.2, 9.3 and 9.5 of the Original Agreement are hereby amended and restated as follows:

9.2 Termination by GRDG. GRDG may terminate this Amended Agreement at any time upon 60 days written notice to the other Parties.

9.3 Termination by Global or Impact. Global or Impact may terminate this Amended Agreement at any time upon 60 days written notice to the other Parties.

9.5 Actions Following Termination. In the event of termination of a Party, GRDG agrees to cooperate reasonably with the other Parties to execute assignment documents and inventor declarations as necessary for a Party to perfect its rights in Global Intellectual Property and Impact Intellectual Property.

7.	EXHIBIT B

The Original, Agreement is hereby amended and restated by deleting Exhibit B in its entirety and replacing it with the Amended Exhibit B, attached and incorporated into this Amended Agreement by reference.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned does hereby ratify, confirm and approve this Amended Agreement , and do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Amended Agreement as of the Restated Effective Date.

GRDG SCIENCES, LLC

By:
Name:	Daryl Thompson
Title:	Managing Member

GLOBAL BIOLIFE, INC.

By:
Name:	Frank D. Heuszel
Title:	President

IMPACT BIOLIFE SCIENCES, INC.

By:
Name:	Frank D. Heuszel
Title:	President

IMPACT BIOLIFE SCIENCES, INC.

By:
Name:	Frank D. Heuszel
Title:	President